EXHIBIT 11(a)



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Gibraltar U.S. Government Securities Fund, Inc.
1201 County Line Road
Rosemont, PA 19010


     We consent to the reference in the Post-Effective Amendment No. 7 to Form N-1A, Registration Statement (File No. 33-43587), of our Report dated September 20, 1995 accompanying the August 31, 1995 financial statements of Gibraltar U.S. Government Securities Fund, Inc. which are referred to in Part A of said Registration Statement.




                                                    /s/Tait, Weller & Baker
                                                       TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
November 22, 1995